Exhibit 99.1

Media Contact: Vincent Bray (469) 486-9065

Toyota Financial Services Announces Executive Changes

PLANO, Texas, December 13, 2023 – Toyota Financial Services (TFS) is pleased to announce the following executive changes, effective January 2, 2024:

Scott Cooke, currently TFS senior vice president and chief financial officer, is promoted to Toyota Financial Services president and CEO.

As chief financial officer, Cooke has been responsible for the overall financial management of Toyota Financial Services, leading the functions of TFS accounting, TFS finance, TFS and Toyota Motor North America (TMNA) treasury, and TFS competitiveness and mergers & acquisitions. He serves on the board of directors of Toyota Motor Credit Corporation, the Toyota Financial Services International Corporation management committee, and acts as the chief financial officer for the TFS Americas Oceania Region.

“I look forward to continuing the TFS tradition of providing the best possible service to consumers and dealers,” said Cooke. “Toyota Financial Services’ role has always been to deliver top-tier experiences that keep consumers loyal to our brands and their originating dealer in a way that supports manufacturer and dealer profitability. TFS also provides a stable source of funding for customers and dealers during good and challenging economic conditions. We fully intend to continue this strategy by providing innovative solutions that meet rapidly evolving customer preferences and needs.”

Cooke, who joined Toyota in 2003, has held leadership roles in treasury, business intelligence, analytics, finance, risk, dealer credit, and strategy. In addition to his range of positions at TFS, Cooke served as corporate manager of product planning for Toyota Motor North America.

Cooke earned his Bachelor of Science degree in Finance and MBA from Old Dominion University in Norfolk, Virginia, and is an alumnus of the Harvard Business School in Cambridge, Massachusetts.

“Scott is the ideal leader to succeed me in this role. He brings unparalleled knowledge of the TFS organization based on his decades with the company in positions both here and at Toyota Motor North America,” said Mark Templin, current TFS president and CEO.

Templin continues to guide several Toyota business operations around the globe. He assumes the title of chairman of the board of Toyota Motor Credit Corporation, and retains the titles of chairman of the board of Toyota Financial Savings Bank, CEO of the TFS Americas Oceania Region, CEO of Toyota Insurance Management Solutions, and director and group chief operating officer of Toyota Financial Services Corporation (TFSC) in Japan.

James Schofield, TFS group vice president of finance, treasury, competitiveness, mergers and acquisitions, is promoted to TFS group vice president and chief financial officer. Schofield is widely recognized as a thoughtful and effective leader who has elevated the TFS finance, treasury, and competitiveness functions to new heights. He joined the company in 2021, bringing a wealth of knowledge about financial services best practices gleaned from previous roles at Lloyds Banking Group and JP Morgan Chase. Schofield is a graduate of Oxford University in Oxford, England.

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About Toyota Financial Services

Toyota Financial Services (TFS) is the brand for finance and related products for Toyota in the United States, offering retail auto financing and leasing through Toyota Motor Credit Corporation (TMCC) and Toyota Lease Trust. TFS also offers vehicle and payment protection products through Toyota Motor Insurance Services (TMIS). The company services Lexus dealers and customers using the Lexus Financial Services brand.

As of March 31, 2023, TFS employed approximately 3,800 team members nationwide, and had assets totaling over $137 billion. It is part of a worldwide network of comprehensive financial services offered by Toyota Financial Services Corporation, a wholly-owned subsidiary of Toyota Motor Corporation.

We announce material financial information using the investor relations section of our website (www.toyotafinancial.com) and SEC filings. We use these channels, press releases, and social media to communicate about our company, our services and other issues. While not all information we post on social media is of a material nature, some information could be material. Therefore, we encourage those interested in our company to review our messages on Twitter at www.twitter.com/toyotafinancial and posts on Facebook at www.facebook.com/toyotafinancial/.

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